Exhibit 99.1

PROMISSORY NOTE
Principal Amount: US$100,000.00	San Francisco, California
September 27, 2006

FOR VALUE RECEIVED, Lusora Ltd. (the “Borrower”) of 2 Sheraton Street, London, England promises to pay to the order of LUSORA HEALTHCARE SYSTEMS INC. (the “Lender”), of 795 Folsom Street, San Francisco, CA 94107 USA, ON DEMAND, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) in lawful money of the United States (the “Principal Sum”), without interest.

Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.

This note shall be deemed to have been made and issued at San Francisco, California and shall be governed by and construed, performed and enforced in accordance with the laws of the United Kingdom applicable therein.

LUSORA LTD.

Per:

Authorized Signatory

D/RBK/889407.1